UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

OPENTABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As previously disclosed by OpenTable, Inc. (the “Company”) in a Form 8-K filed with the Securities and Exchange Commission on April 3, 2012, the Company and Charles McCullough, Senior Vice President, Engineering, entered into an employment transition and separation letter agreement on March 29, 2012.  Pursuant to this letter agreement and as of July 18, 2012, Mr. McCullough will no longer serve as the Company’s Senior Vice President, Engineering.

(c)           On June 22, 2012, the Board of Directors appointed Joseph Essas as Chief Technology Officer, effective July 18, 2012.

Mr. Essas, age 41, has served as Chief Technology Officer of eHarmony, Inc. since November 2010 and Vice President, Engineering and Operations of eHarmony from April 2008 to November 2010.  Prior to eHarmony, Mr. Essas served in various positions at Yahoo! Inc. from June 2002 to April 2008, most recently as Vice President, Engineering.  Mr. Essas attended Jerusalem College of Technology.

Pursuant to the terms of an offer letter agreement, dated June 8, 2012, by and between the Company and Mr. Essas, effective July 18, 2012, Mr. Essas will receive an annual base salary of $350,000 and an annual performance bonus opportunity targeted at $150,000 to be earned based on the achievement of annual performance targets to be established by the Board of Directors or the Compensation Committee.  If the Board of Directors and the Compensation Committee fail to establish annual performance targets, the performance bonus will be earned based on Mr. Essas’ and the Company’s overall performance as determined by the Board of Directors or the Compensation Committee.  In addition, Mr. Essas will be provided a supplemental cash retention award of $150,000 (the “Retention Bonus”), payable in one lump sum upon the commencement of his employment with the Company (the “Commencement Date”).  In the event Mr. Essas’ employment with the Company is terminated by the Company or Mr. Essas, for any reason, then Mr. Essas is required to reimburse the Company and forfeit (1) the post-tax amount Mr. Essas received in respect of the Retention Bonus if such termination occurs on or prior to the first anniversary of the Commencement Date and (2) 50% of the post-tax amount Mr. Essas received in respect of the Retention Bonus if such termination occurs at any time after the first anniversary of the Commencement Date and on or prior to the second anniversary of the Commencement Date, in each case, so long as Mr. Essas is not entitled to receive severance benefits pursuant to his offer letter agreement.

If (1) Mr. Essas’ employment by the Company is terminated by the Company without cause or Mr. Essas experiences a constructive termination, in each case, within the twelve months following a change in control of the Company, or (2) Mr. Essas’ employment by the Company is terminated by the Company without cause prior to a change in control of the Company and such termination occurs within the twelve months following the Commencement Date, he will receive the following severance benefits: (x) six months’ base salary; (y) up to six months’ COBRA coverage; and (z) Mr. Essas’ unvested and outstanding equity awards shall vest and, if applicable, become exercisable with respect to that number of unvested shares subject to each such equity award that would have vested had his employment continued for a period of six months following the date of his termination of employment, provided that if such termination occurs within the first 12 months following the Commencement Date, a minimum of 12.5% of the number of shares subject to each of Mr. Essas’ outstanding equity awards shall vest and, if applicable, become exercisable with respect to such shares.  Mr. Essas must timely execute and fail to revoke a release of all claims against the Company in order to be eligible for any severance benefits.

The foregoing description of Mr. Essas’ offer letter agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A copy of the press release announcing Mr. Essas’ appointment as Chief Technology Officer is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.

These forward-looking statements include any statements regarding the Company’s strategic and operational plans.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 8.01.  Other Events.

On July 10, 2012, the Company issued a press release announcing Mr. Essas’ appointment as Chief Technology Officer.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Offer Letter Agreement, dated June 8, 2012, by and between OpenTable, Inc. and Joseph Essas.
99.2	Press Release dated July 10, 2012 — OpenTable Names Joseph Essas Chief Technology Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2012	OPENTABLE, INC.

	By:	/s/ I. Duncan Robertson
I. Duncan Robertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Offer Letter Agreement, dated June 8, 2012, by and between OpenTable, Inc. and Joseph Essas.
99.2	Press Release dated July 10, 2012 — OpenTable Names Joseph Essas Chief Technology Officer.